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                                                                     Exhibit 5.1

         [Letterhead of Skadden, Arps, Slate, Meagher & Flom (Illinois)]

                                                     December 8, 1999



Classic Communications, Inc.
515 Congress Avenue
Suite 2626
Austin, TX 78701

            Re:      Classic Communications, Inc. -
                     Registration Statement on Form S-1

Ladies and Gentlemen:

                  We are acting as special counsel to Classic Communications, Inc., a Delaware corporation (the "Company"), in connection with the initial public offering of the Company's Class A Voting Common Stock, par value $0.01 per share (the "Class A Common Stock"), and the preparation and filing of a registration statement on Form S-1 pursuant to Rule 462(b) (the "Rule 462(b) Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), which the Company is filing with the Securities and Exchange Commission (the "Commission") on the date hereof with respect to the Shares (as defined below). All of the 1,150,000 shares of Class A Common Stock (the "Shares") being registered under the Securities Act pursuant to the Rule 462(b) Registration Statement are to be offered by certain stockholders of the Company (the "Selling Stockholders").

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Rule 462(b) Registration Statement and the Registration Statement on Form S-1 (File No. 333-89295) as filed with the Commission on October 19, 1999, Amendment
No. 1


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Classic Communications, Inc.
December 8, 1999
Page 2


thereto, as filed with the Commission on November 15, 1999, and Amendment No. 2 thereto, as filed with the Commission on December 7, 1999 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) the form of underwriting agreement (the "Underwriting Agreement") proposed to be entered into by and among the Company and the Selling Stockholders and Goldman Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Donaldson, Lufkin & Jenrette Securities Corporation, as representatives of the several underwriters named therein (the "Underwriters"), filed as an exhibit to the Registration Statement; (iii) the Form of Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and the Amended and Restated Bylaws (the "Bylaws") of the Company proposed to be adopted and filed as exhibits to the Registration Statement; (iv) a specimen certificate representing the Class A Common Stock; (v) a certificate, dated as of December 8, 1999, from the Secretary of the Company; and (vi) the stock ledger of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties, other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

                  Members of our firm are admitted to the practice of law in the State of Illinois, and we do not express any opinion as to the laws of any other jurisdiction, other than the Delaware General Corporation Law.



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Classic Communications, Inc.
December 8, 1999
Page 3



                  Based upon and subject to the foregoing, we are of the opinion that when: (i) the Rule 462(b) Registration Statement becomes effective; (ii) the Under writing Agreement has been duly executed and delivered; (iii) the Certificate of Incorporation and Bylaws become effective; (iv) the Selling Stockholders convert shares of Class B Voting Common Stock, par value $.01 per share, of the Company and Nonvoting Common Stock, par value $.01 per share, of the Company into the Shares pursuant to the Certificate of Incorporation; and
(v) certificates representing the Shares in the form of the specimen certificate examined by us have been manu ally signed by an authorized officer of the transfer agent and registrar for the Class A Common Stock and registered by such transfer agent and registrar, and duly delivered upon payment by the Underwriters of the agreed upon consideration as contemplated by the Underwriting Agreement, the Shares will be validly issued and, to our knowledge, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Rule 462(b) Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                       Very truly yours,


                                       /s/ Skadden, Arps, Slate, Meagher &
                                       Flom (Illinois)